For immediate release

Mantra Enters Agreement with German Financial Services Company

March 12, 2014

Burnaby, BC –Mantra Venture Group Ltd. (OTCQB: MVTG) has entered into an agreement with Small Cap Invest Ltd., a Frankfurt-based financial service company. Serving as a contractor, Small Cap Invest will develop investor and public relations across Europe, and use an impressive breadth of experience to ultimately facilitate the penetration and development of Mantra’s technologies in European markets.

Small Cap Invest has a self-professed focus on the discovery of undervalued and promising growth companies, and serves these companies by increasing visibility and accessing capital through an experienced network of investors. The team has an extensive background in the European financial community and uses this to facilitate the listing of stocks, introductions to investors through road shows and trade shows, securing public funding and private financing, and a variety of other business development activities. Small Cap Invest has also shown itself to be effective at the translation and dissemination of client materials, including technical documents and press releases, to a broad European audience to increase awareness of a company’s activities.

The agreement with Mantra is designed to increase public awareness of Mantra and its technologies in Europe.

“Mantra is one of the greatest investment opportunities we have recently come across, and have an outstanding team and technology,” says Alexander Friedrich, the founder and CEO of Small Cap Invest. “We are happy to come on board.”

Mantra’s President, Larry Kristof, adds, “Small Cap Invest is among the best in the business when it comes to investor and public relations. As Europe is an extremely important and promising market for Mantra, it is very valuable for us to approach it with their extensive experience.”

The agreement will kick off immediately with a European road show. Beginning March 17, Mr. Kristof will be presenting Mantra’s technologies to groups of investors assembled by Small Cap Invest in Paris, Barcelona, Zurich, Frankfurt, Berlin, and Dubai. This road show will last three weeks and will be the introduction of Mantra to European investors.

About ERC

ERC, or the “Electro-Reduction of Carbon Dioxide”, is a form of “carbon capture and utilization” that converts the pollutant carbon dioxide into useful, valuable products including formic acid and formate salts. By utilizing clean electricity, the process offers the potential for an industrial plant to reduce emissions while generating a salable product and a profit.

About MRFC

In a conventional fuel cell, the fuel and oxidant flow in separate streams, separated by an ion-conducting membrane that divides the cell into discreet anode and cathode chambers. The single-cells are stacked electrically in series using bipolar flow-field plates that provide most of the stack weight and volume.

By contrast, in a mixed-reactant fuel cell, or “MRFC”, a mixture of fuel and oxidant flows through the cell as a single stream. The mixed-feed concept allows for a variety of conventional and unconventional cell stack designs including the Mantra’s patented Swiss-roll MRFC design. Simplification of MRFC systems is possible because they can operate without the gastight structures within the stack that are required for sealing, manifolding, and separating reactant delivery in conventional fuel cells. As a result, MRFCs can provide significantly less expensive fuel cell systems with high volumetric power density.

About Mantra Venture Group

Mantra Venture Group is a public company quoted on the OTC QB under the symbol MVTG.

Follow Mantra on Twitter: http://www.twitter.com/mantraenergy

For more information go to: http://www.mantraventuregroup.com

Investor Relations: John Williams
(604) 495-1766 (Canada)
(502) 214-5932 (USA)
mantraenergy@aberdeencap.com

Company Contact: (604) 560-1503
info@mantraenergy.com
http://www.mantraventuregroup.com

Forward-looking statements: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements. Actual results may differ materially from those described in forward-looking statements and are subject to risks and uncertainties. See Mantra Venture Group’s filings with the Securities and Exchange Commission, which identify specific factors that may cause actual results or events to differ materially from those described in forward-looking statements.